INTRENET, INC.


           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD MAY 19, 1999



     The annual meeting of shareholders of Intrenet, Inc. will be held at 270 Park Avenue, Conference Room G, Eleventh Floor, New
York, New York,  on  Wednesday,  May  19, 1999, at 9:30 a.m., New
York City time, for the following purposes:

          (1) To elect nine directors to serve until the next annual meeting of shareholders and until their successors are elected and have qualified;

          (2) To approve or disapprove the appointment of Arthur Andersen LLP as auditors for the Company for 1999;

          (3) To approve or disapprove the restoration of voting rights to certain "control shares" as defined by Indiana law; and

          (4)  To   transact  such  other  business  as  may
     properly come before the meeting.

     All shareholders of record at the close of business on April
9, 1999, are eligible to vote.

     THE PROXY STATEMENT  DESCRIBES  YOUR  RIGHTS TO DISSENT FROM
PROPOSAL 3 AND THE PROCEDURES YOU MUST FOLLOW  TO  EXERCISE THOSE
RIGHTS.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY FORM IN THE ACCOMPANYING ADDRESSED, POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING, YOUR PROXY WILL BE CANCELED.


                              Roger T. Burbage, Secretary


              (ANNUAL REPORT CONCURRENTLY MAILED)

                        INTRENET, INC.
                    400 TECHNECENTER DRIVE
                     MILFORD, OHIO  45150

                        PROXY STATEMENT

                ANNUAL MEETING OF SHAREHOLDERS
                         MAY 19, 1999

     This statement is being furnished on or about April 21, 1999, in connection with the solicitation by the Board of Directors of Intrenet, Inc. (the "Company") of proxies to be voted at the annual meeting of shareholders to be held at 9:30 a.m., New York City time, on Wednesday, May 19, 1999, at 270 Park Avenue, Conference Room G, Eleventh Floor, New York, New York, for the purposes set forth in the accompanying Notice.

     At the close of business on April 9, 1999, the record date for the meeting, there were 13,674,066 shares of common stock, without par value, of the Company ("Common Stock") outstanding and entitled to vote at the meeting. On all matters other than Proposal 3, each shareholder will have one (1) vote for each share held. "Interested shares" as defined by Indiana law are not eligible to vote on Proposal 3. See "Proposal 3:
Restoration of Voting Rights to Control Shares."

     If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time before it is voted. If a shareholder executes more than one proxy, the proxy having the latest date will revoke any earlier proxies. Attendance in person at the meeting by a shareholder will constitute revocation of a proxy, and the shareholder may vote in person.

     Unless revoked, a proxy will be voted at the meeting in accordance with the instructions of the shareholder in the proxy, or, if no instructions are given, "with authority" for the election as directors of all nominees listed under Proposal 1, "for" the proposal shown as Proposal 2, and "for" the proposal shown as Proposal 3. Directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election at the meeting. Approval of Proposal 2 requires that the number of votes in favor of the proposal be greater than the number opposing it. Approval of Proposal 3 requires the affirmative vote of a majority of shares entitled to vote on such matter.

     A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. Neither the non-voting of shares nor abstentions on a specific proposal will affect either the election of directors or Proposal 2; however, a non-vote or abstention on Proposal 3 will have the practical effect of a vote against since approval of Proposal 3 requires the affirmative vote of a majority of shares entitled to vote on such matter.

     The Board of Directors knows of no matters, other than those reported below, which are to be brought before the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

     The cost of this solicitation of proxies will be borne by the Company.


              PROPOSAL 1:  ELECTION OF DIRECTORS

NOMINEES

     At the annual meeting, nine directors are to be elected. Each director will hold office for a term of one year and until his successor is elected and has qualified. It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election to the Board of Directors of the nine persons identified below, each of whom is now a director. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. If, for any reason, one or more of such persons is unable to serve, it is the intention of the persons named in the accompanying form of proxy to nominate such other person(s) as director as they may in their discretion determine, in which event the shares will be voted for such other person(s).

     The names, ages and principal occupations of the nominees and other directorships held by them are set forth below. Unless otherwise indicated in the following table, the principal occupation of each nominee has been the same for the last five years.

            NAME                   AGE         Director            PRINCIPAL OCCUPATION
                                                 SINCE
Vincent A. Carrino            43           1999             President and sole shareholder of
                                                            Brookhaven Capital Management Co.,
                                                            Ltd. (an investment fund) and the
                                                            Manager and Principal Member of
                                                            Brookhaven Capital Management LLC
                                                            (an investment fund) since 1986.
John P. Delavan               46           1996             President and CEO of the Company.
                                                            Mr. Delavan has been President and
                                                            CEO since June 1996.  From 1991 to
                                                            June 1996, he was President and
                                                            Chief Executive Officer of Landstar
                                                            Inway, Inc. (a truckload carrier
                                                            subsidiary of Landstar Systems,
                                                            Inc.).
Robert B. Fagenson                 50            1999       Chairman of Fagenson & Company,
                                                            Inc. (a registered broker-dealer)
                                                            since 1973.  Mr. Fagenson has also
                                                            been a director of the New York
                                                            Stock Exchange since 1993, and an
                                                            executive officer of Starr
                                                            Securities, Inc. (a registered
                                                            broker-dealer) since 1973.
Ned N. Fleming, III                38            1997       President and Director of Spinnaker
                                                            Industries, Inc. (a diversified
                                                            manufacturing company) since June
                                                            1994, and a principal of Boyle
                                                            Fleming & Company, Inc. (an
                                                            investment banking firm) since May
                                                            1993.  From 1988 to 1993,
                                                            Mr. Fleming was an associate with
                                                            Cardinal Investment Company, Inc.,
                                                            an investment concern.
Eric C. Jackson                    54            1993       Chief Executive Officer, Great
                                                            Basin Companies (a group of truck
                                                            dealerships).
Edwin H. Morgens                   57            1991       Chairman, Morgens, Waterfall,
                                                            Vintiadis & Company, Inc. (a
                                                            financial services firm).
                                                            Mr. Morgens is a director of Trans
                                                            Montaigne Oil Company and
                                                            Programmers Paradise, Inc.
                                                            Mr. Morgens also serves as Chairman
                                                            of the Board of the Company.
Thomas J. Noonan, Jr.              59            1990       Chief Restructuring Officer, R&S
                                                            Strauss, WSR, Inc. (an automotive
                                                            specialty retailer company).  From
                                                            July 1994 to August 1998, he was
                                                            Executive Vice President and Chief
                                                            Financial Officer, Herman's
                                                            Sporting Goods (a retailer), which
                                                            filed for bankruptcy under
                                                            Chapter 11 on April 26, 1996.  From
                                                            February 1993 to June 1994, he was
                                                            a Managing Director and Chief
                                                            Executive Officer of TFGII (a
                                                            management consulting firm).  From
                                                            March 1990 to January 1993,
                                                            Mr. Noonan was Executive Vice
                                                            President of the Company.
                                                            Mr. Noonan is also a director of
                                                            Richman Gordman 1/2 Price Stores.
Gerald Anthony Ryan                63      1999             Chairman of Rent-Way, Inc. (a
                                                            rental purchase industry company)
                                                            since 1981.  Mr. Ryan has also been
                                                            the Chairman of Spectrum Control,
                                                            Inc. (an electronic filters
                                                            company) since 1968, the Chairman
                                                            of Automated Industrial Systems (a
                                                            laser and ink marking company)
                                                            since 1980, the President-Chairman
                                                            of Erie Business Management Corp.
                                                            (a Hawaiian tourist publication
                                                            company) since 1975, and the
                                                            Chairman and Chief Executive
                                                            Officer for Waterfront Restaurant,
                                                            Inc. since 1993.
Philip Scaturro                    60            1996       Executive Vice President and
                                                            Managing Director, Allen & Company,
                                                            Inc. (an investment banking firm)
                                                            for more than the past five years.
                                                            Mr. Scaturro is also a director of
                                                            United Asset Management
                                                            Corporation.

    THE  BOARD  OF  DIRECTORS RECOMMENDS A  VOTE  FOR  THE  ABOVE
NOMINEES.


ARRANGEMENTS AND UNDERSTANDINGS  WITH  RESPECT TO THE ELECTION OF
DIRECTORS

        The Company and certain of its shareholders entered into an agreement dated as of March 18, 1999 (the "Shareholders Agreement"), with Brookhaven Capital Management Co., Ltd., Brookhaven Capital Management, LLC, Vincent Andrew Carrino,
Watershed Partners, L.P., Piton Partners, L.P., Watershed (Cayman) Ltd., Robert B. Fagenson, and Gerald Anthony Ryan (the "Brookhaven Group"). The Shareholders Agreement provides that the Brookhaven Group has the right to designate three persons for election to the Board of Directors of the Corporation, and that the other shareholders who are parties to the Shareholders Agreement have the right to designate the remaining six members of the Board of Directors. The Brookhaven Group has designated Messrs. Carrino, Fagenson, and Ryan as its designees. The other shareholders have designated the other six current members of the Board of Directors as their designees.

MEETINGS AND COMMITTEES

        During 1998, the Board of Directors of the Company held six meetings. During the period in 1998 for which he served as a director, no director attended fewer than 75% of the aggregate of the total number of meetings held in 1998 by the Board of Directors and its committees on which such director served.

        The  Board  of  Directors  had  an  Audit  Committee,   a
Compensation  Committee,  an  Incentive Compensation Committee, a
Nominating Committee and a Strategy Committee during 1998.

        The Audit Committee, which currently consists of Messrs. Noonan and Fleming, recommends the appointment of the Company's auditors and meets with the auditors to discuss accounting matters and internal controls. The Audit Committee met twice during 1998.

        The Compensation Committee, which currently consists of Messrs. Morgens, Jackson and Scaturro, sets and reviews the compensation of executive officers. The Compensation Committee held one meeting together with the Board of Directors during 1998.

        The Incentive Compensation Committee, which currently consists of Messrs. Morgens, Jackson and Scaturro, administers the Company's 1993 Stock Option and Incentive Plan. The Incentive
Compensation Committee did not meet in 1998.

        The Nominating Committee, which currently consists of Messrs. Morgens and Scaturro, recommends to the full Board persons for nomination as directors. In considering persons to nominate, the Nominating Committee will consider persons nominated by shareholders. Shareholders who wish to nominate persons for election as directors must comply with the advance notice provisions of the Company's By-Laws. A copy of such provisions is available upon request to the Secretary. The Nominating Committee held no meetings during 1998.

        The  Strategy  Committee,  which  currently  consists  of
Messrs. Fleming, Delavan and Jackson, was formed  for the purpose
of  developing  a  strategic  direction  for  the  Company.   The
Strategy Committee held one meeting during 1998.

DIRECTOR COMPENSATION

        Each non-officer director is currently paid a fee of $500 per quarter and an attendance fee of $750 for each meeting of the Board, and $500 for each other committee meeting attended. Effective March 8, 1999, the fee paid for telephonic meetings was set at $500 for each telephonic meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of Common Stock, to file reports of ownership with the Securities and Exchange Commission. Officers, directors and greater-than-ten-percent shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during 1998, all filing requirements applicable to its officers, directors, and greater-than-ten-percent shareholders were complied with.


              COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

        The following table sets forth the cash and non-cash compensation for each of the last three years awarded to or earned by the Chief Executive Officer during 1998 and the other executive officer of the Company during 1998.

                     ANNUAL COMPENSATION  LONG-TERM COMPENSATION
                                                   Awards
                                          Other  Securities  All
                                          Annual   Under-   Other
Name and                                  Compen-  lying   Compen-
PRINCIPAL POSITION   YEAR   SALARY  BONUS SATION  OPTIONS  SATION(1)

John P. Delavan      1998  $195,192  $  0   $ 0   $      0   $1,000
President and Chief  1997   175,000     0     0          0    1,000
Executive Officer    1996    90,865     0     0    183,333      100

Roger T. Burbage     1998  $150,000  $  0   $ 0   $      0   $  100
Executive Vice       1997   120,309     0     0    100,000      100
President and        1996         0     0     0          0        0
Chief Financial
Officer

_______________

(1)     Represents  premiums  paid   for   life   and  disability
        insurance coverage, and matching contributions by the Company under the Intrenet Employee Retirement Savings
        Plan (401(k) Plan).


OPTION EXERCISES AND COMPANY'S YEAR-END VALUES

        Shown below is information with respect to the unexercised options to purchase the Company's Common Stock granted in 1998 and prior years to the persons named in the Summary Compensation Table and held by them at December 31, 1998. The Company did not grant any options in 1998.

                                      Number
                                   of Securities      Value of
                Shares               Underlying      Unexercised
               Acquired             Unexercised      In-the-Money
                  on      Value   Options at Dec-  Options at Dec-
NAME           EXERCISE  REALIZED  EMBER 31, 1998  EMBER 31, 1998(1)
                                   Exer-   Unexer-   Exer-   Unexer-
                                  CISABLE  CISABLE  CISABLE  CISABLE
John P. Delavan    ---      ---   116,667  66,667   $145,834 $83,333
Roger T. Burbage   ---      ---   100,000     ---    125,000     ---

_______________

(1) The closing price of the Company's Common Stock as reported by NASDAQ for December 31, 1998, was $3.375. Value is calculated as the difference between the exercise price and $3.375, multiplied by the number of shares underlying "in-the-money" options.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

        The Company has an employment agreement with Mr. Delavan for a term through June 30, 2000. The agreement provides for an annual base compensation of $220,000. The agreement may be terminated by the Company's Board of Directors with or without "cause." If the Company terminates the agreement without cause during the first two years of the term, Mr. Delavan would be entitled to receive an amount equal to the base compensation payable for the remaining portion of such two-year period. If the Company terminates the agreement with cause, or if Mr. Delavan terminates the agreement, dies or becomes disabled, there is no similar payment.

        The Company has an employment agreement with Roger T. Burbage to serve as Chief Financial Officer for a term through March 10, 2001. The agreement provides for an annual base compensation of $185,000. The agreement may be terminated by the Company's Board of Directors with or without "cause." If the Company terminates the agreement without cause during the first two years of the term, Mr. Burbage would be entitled to receive an amount equal to the base compensation payable for the remaining portion of such two-year period. If the Company terminates the agreement with cause, or if Mr. Burbage terminates the agreement, dies or becomes disabled, there is no similar payment.

OPTION PLANS

        On August 15, 1992, the Board of Directors adopted the Company's 1992 Non-Qualified Stock Option Plan (the "1992 Plan"). The 1992 Plan authorized the Board of Directors to grant options to purchase up to 590,000 shares of Common Stock. Recipients of the options were employees of the Company or its affiliates and certain independent contractors. No further options may be granted under the 1992 Plan. At December 31, 1998, 35,000 unexercised options were outstanding under the 1992 Plan. The exercise period of these options was extended to August 15, 1999.

        On April 6, 1993, the Board of Directors adopted the Company's 1993 Stock Option and Incentive Plan (the "1993 Plan"). The 1993 Plan was approved by shareholders on May 19, 1993. The 1993 Plan authorizes the Incentive Compensation Committee of the Board of Directors to make awards of non-qualified and incentive stock options and restricted stock to officers or key employees of the Company and its subsidiaries. The total number of shares of Common Stock available for awards is 1,000,000, subject to antidilution adjustments. The 1993 Plan will terminate no later than April 6, 2003. At December 31, 1998, 759,333 unexercised options were outstanding under the 1993 Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 1998, the Compensation Committee included Messrs. Morgens, Jackson and Scaturro. No member of the Compensation Committee is involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K or as a former officer or employee of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        GENERAL. The Compensation Committee decides, or recommends to the Board for its decision, all matters of policy relating to compensation of executive management. During 1998, the Compensation Committee consisted of Messrs. Morgens, Jackson and Scaturro. The Incentive Compensation Committee approves grants of stock and options to purchase stock under the 1993 Stock Option and Incentive Plan. During 1998, the Incentive Compensation Committee consisted of Messrs. Morgens, Jackson and Scaturro.

        Compensation programs for the Company's executive officers are designed to attract, retain and motivate employees who will contribute to achievement of corporate goals and objectives. Elements of executive compensation include salaries, bonuses, and awards of stock and options to purchase stock, with the latter two being discretionary. The Incentive Compensation Committee takes into account factors relevant to the specific compensation component being considered, including compensation paid by other business organizations of comparable size and complexity, the generation of income and cash flow by the business, the attainment of annual individual and business objectives and an assessment of business performance against peer groups of companies in the Company's business.

        In 1998, the Company amended John P. Delavan's employment contract to extend it through June 30, 2000. The amendment also increased Mr. Delavan's annual compensation from $175,000 to $220,000.


                                 The Compensation Committee

                                 Edwin H. Morgens
                                 Eric C. Jackson
                                 Philip Scaturro

                 COMPARATIVE STOCK PERFORMANCE

        The graph below compares the cumulative total shareholder return on the Common Stock for the last five years with a cumulative total return on the NASDAQ Stock Market (US) Index (the "NASDAQ Index") and the NASDAQ Trucking and Transportation Stock Index (the "Trucking Index") over the same period assuming the investment of $100 in the Company's Common Stock, the NASDAQ Index and the Trucking Index on the first trading day of January 1994. The shareholder return shown on the graph is not necessarily indicative of future performance.



                   01/03/94      12/30/94      12/29/95      12/31/96      12/31/97     12/31/98
INTRENET         100.00        104.35        40.58         55.07         66.67        78.26
NASDAQ INDEX     100.00        97.75         138.66        170.01        208.30       293.52
TRUCKING INDEX   100.00        90.68         105.80        116.78        149.48       132.66

             PROPOSAL 2:  APPOINTMENT OF AUDITORS

        The appointment of Arthur Andersen LLP as auditors for the Company during 1999 is recommended by the Audit Committee of the Board of Directors and will be submitted to the meeting in order to permit the shareholders to express their approval or disapproval. In the event that the votes cast against the proposal exceed those cast in favor, the selection of auditors will be made by the Board of Directors. A representative of Arthur Andersen LLP is expected to be present at the meeting and will be given an opportunity to make a statement if he desires and to respond to appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS  VOTE
FOR  THE  RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS
AUDITORS FOR THE COMPANY DURING 1999.


           PROPOSAL 3:  RESTORATION OF VOTING RIGHTS
                      TO "CONTROL SHARES"

        Under   the   control   share   provisions,   Ind.   Code
<section><section>23-1-42-1    to   -11   (the   "Control   Share
Provisions"), of the Indiana Business Corporation Law (the "IBCL"), an acquisition of the power to vote shares of an issuing public corporation which allows for the exercise of voting power within certain ranges causes those shares to lose their voting rights. In a series of transactions commencing in 1998, the Brookhaven Group acquired the power to vote in excess of one-third (33-1/3%) of all voting power of the Company's outstanding shares, triggering the Control Share Provisions at the second range contemplated in the statute. The 2,753,923 shares ("Control Shares") which the Brookhaven Group acquired in the "control share acquisition" have lost their voting rights unless the Company's shareholders vote to restore voting rights in accordance with the Control Share Provisions.

        If the shareholders vote to approve this proposal, the Brookhaven Group will have full voting rights with respect to all of the shares of the Company's common stock that it beneficially owns. If the shareholders vote to reject this proposal, the Brookhaven Group will only be able to exercise voting rights with respect to the 1,849,990 shares that are not Control Shares.

        Under the Control Share Provisions, "interested shares" are not eligible to vote on this proposal. Solely with respect to the vote on this proposal, all "interested shares" otherwise entitled to vote will be excluded from the calculation of a majority of the voting power. "Interested shares" include all shares of the Company's common stock held by the following shareholders: the Brookhaven Group, as the owner of the control shares at issue; all officers of the Company; and each employee of the Company who also serves as a director.

        As of the record date for the meeting, there were a total of ________ shares which are "interested shares" within the meaning of the Control Share Provisions. The affirmative vote of ________ shares or a majority of the shares outstanding on the record date less interested shares is required to approve Proposal 3.

        Under the Shareholders Agreement, the holders of ________ outstanding shares have agreed to vote their shares in favor of the proposal.

        The Board of Directors' recommendation that shareholders vote for this proposal is based on the Board of Director's belief that the terms of the Shareholders Agreement provide adequate protection for a reasonable period of time (18 months) against the Brookhaven Group or its transferee acquiring control of the Company without the payment of an acquisition premium. The Board of Directors also took into account the level of ownership among other members of the Board of Directors which makes an acquisition of control of the Company unlikely at this time.
Finally, the Board of Directors recognized the significant investment that the Brookhaven Group has made in the Company and believes that Messrs. Carrino, Fagenson, and Ryan, who are now directors, will make significant contributions to the management of the Company.

        THE BOARD  OF  DIRECTORS  UNANIMOUSLY RECOMMENDS THAT THE
SHAREHOLDERS VOTE FOR RESTORATION OF  VOTING  RIGHTS  TO  CONTROL
SHARES OWNED BY THE BROOKHAVEN GROUP.

DISSENTERS' RIGHTS

        The  rights  of the Company's shareholders who choose  to
dissent  from  Proposal   3   are   governed  by  the  dissenting
shareholder provisions (Ind. Code <section><section>23-1-44-1 to -20) of the IBCL.

        Any shareholder who wishes to assert dissenters' rights must deliver to the Company a written notice stating that shareholder's intent to demand payment for the shareholder's shares. This notice should be addressed to Intrenet, Inc., 400 Technecenter Drive, Milford, Ohio 45150. The shareholder's notice must be delivered to the Company before the vote is taken at the Annual Shareholder's Meeting and the shareholder must not vote in favor of Proposal 3. Shareholders who wish to exercise dissenters' rights must exercise them as to all shares they own. Shareholders who own shares beneficially but not of record must, in addition to the other requirements described herein, submit to the Company the consent of the record holders of such shares no later than the time dissenters' rights are asserted. Any shareholder who fails to deliver the shareholder's notice or votes in favor of Proposal 3 will not be entitled to payment for his shares under dissenters' rights according to the IBCL.

        If Proposal 3 is approved at the special meeting, the Company will deliver a written dissenters' notice to all shareholders who notified the Company that they intended to demand payment for their shares and who did not vote in favor of Proposal 3. This dissenters' notice must be sent no later than ten days after approval of Proposal 3 by shareholders and must
(i) state where demand for payment should be sent and where and when certificates for shares should be deposited; (ii) inform holders of uncertificated shares of the extent of transfer restrictions imposed upon such shares after the demand for payment is received; (iii) supply a form for demanding payment for shares that includes the date of the first announcement to the news media or to shareholders of the terms of the Proposal, which in the case of this Proposal 3 was March 19, 1999, and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date; (iv) establish a date by which the Company must receive a demand for payment, which date shall be no less than 30 nor more than 60 days after the dissenters' notice is delivered; and (v) be accompanied by a copy of the provisions of the IBCL pertaining to dissenters' rights. A dissenting shareholder must demand payment, certify whether beneficial ownership of his shares was acquired before the date set forth in the dissenters' notice and deposit his certificates in accordance with the terms of such notice. Any shareholder who demands payment and deposits shares in accordance with the terms of the dissenters' notice shall retain all other rights as a shareholder until the rights are canceled or modified by approval of Proposal
3. Any shareholder who fails to demand payment or deposit shares as required by the dissenters' notice by the respective dates set forth therein will not be entitled to payment for his shares and shall be considered to have voted in favor of Proposal 3.

        If a dissenting shareholder was the beneficial owner of his shares on or before March 19, 1998 (a "Pre-Announcement Shareholder"), the IBCL requires the Company to pay such shareholder the amount the Company estimates to be the fair value of his shares. Payment shall be made as soon as Proposal 3 is approved and must be accompanied by year-end and interim financial statements of the Company, a statement of the Company's estimate of the fair value of the shares, a statement of the dissenting shareholder's right to demand payment, and a copy of the provisions of the IBCL pertaining to dissenters' rights. If a dissenting shareholder was not the beneficial owner of his shares prior to March 19, 1998 (a "Post-Announcement Shareholder"), the Company may elect to withhold payment of the fair value of the dissenting shareholder's shares. To the extent such payment is withheld, the Company is required to estimate the fair value of the dissenting shareholder's rights and offer to pay this amount to each Post-Announcement Shareholder who agrees to accept it in full satisfaction of his demand. The offer must be accompanied by a statement of the Company's estimate of value and a statement of the dissenting shareholder's right to demand payment under the IBCL.

        The IBCL provides that a dissenting shareholder may notify the Company in writing of his estimate of the fair value of his shares and demand payment of the amount of such estimate (less any payment already made by the Company), or reject the Company's offer (if a Post-Announcement Shareholder) and demand payment of the fair value of his shares if (i) the dissenter believes the amount paid or offered is less than the fair value of his shares, (ii) the Company fails to pay Pre-Announcement Shareholders within 60 days after the date set for demanding payment, or (iii) if Proposal 3 is not approved, the Company fails to return the deposited certificates or release transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment. In order to exercise these rights, a dissenter must notify the Company in writing within 30 days after the Company made or offered payment for the dissenter's shares.

        If a demand for payment by a dissenting shareholder remains unsettled within 60 days after the Company's receipt of the demand for payment, the Company must commence a proceeding in the circuit or superior court of Spencer County, Indiana and petition the court to determine the fair value of the shares. If such a proceeding is not commenced within the 60-day period, the Company must pay each dissenting shareholder whose demand remains unsettled the amount demanded. All dissenting shareholders whose demands remain unsettled must be made parties to the proceeding and must be served with a copy of the petition. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. In any such proceeding, each dissenting shareholder made a party is entitled to a judgment in the amount of the difference between the fair value found by the court and the amount paid by the Company plus interest on such difference, in the case of a Pre-Announcement Shareholder; or the fair value, plus accrued interest, of the dissenting shareholder's shares for which the Company elected to withhold payment in the case of a Post-Announcement Shareholder. The court in an appraisal proceeding has the authority to determine and assess the costs of the proceeding, including the compensation and expenses of court-appointed appraisers, in such amounts and against such parties as it deems equitable. The court may also assess fees and expenses of attorneys and experts for the parties against the Company if the court finds that the Company did not substantially comply with the requirements of the IBCL regarding dissenters' rights, or against any party if the court finds that such party acted arbitrarily, vexatiously or not in good faith. The IBCL also makes provision for compensation of attorneys for any dissenting shareholder whose services benefitted other dissenting shareholders similarly situated to be paid out of the amounts awarded the dissenting shareholders who were benefitted, if not assessed against the Company.


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth the number of shares of Common Stock owned by any person (including any group) known by management to beneficially own more than 5% of the Common Stock as of April 9, 1999. Unless indicated otherwise in a footnote, each individual or group possesses sole voting and investment power with respect to the shares indicated as beneficially owned.

                                   Number of Shares
Percent
       Name and Address of           Beneficially            of
        BENEFICIAL OWNER                 OWNED              CLASS

Brookhaven Capital Management        4,603,913             33.7%
  Co., Ltd., et al. (1)(4)
3000 Sandhill Road,
  Building 4, Suite 130
Menlo Park, CA  94025

Morgens, Waterfall,
 Vintiadis & Company,                2,882,938             21.1%
  Inc., et al. (2)(4)
10 East 50th Street,
  26th Floor
New York, NY  10020

Allen Holdings, Inc.,
  et al. (3)(4)                      2,509,660             18.4%
711 Fifth Avenue
New York, NY  10022
_______________

(1) The source of the information relating to this group of shareholders is a statement filed with the Securities and Exchange Commission by such group and dated February 5, 1999. Other members of the group are: Cadence Fund, L.P., Brookhaven Capital Management Co., Ltd., Brookhaven Capital Management, LLC, Vincent Andrew Carrino, Watershed Partners, L.P., Piton Partners, L.P., Watershed (Cayman) Ltd., Robert B. Fagenson, Gerald Anthony Ryan. Certain members of the group have disclaimed beneficial ownership of Common Stock by other members of the group. Messrs. Carrino, Fagenson and Ryan are directors of the Company.

(2) The source of the information relating to this group of shareholders is Amendment No. 2 to a statement filed with the Securities and Exchange Commission by such group and dated January 19, 1993. Other members of the group are:
        Phoenix Partners, Betje Partners, Phaeton International N.V., Morgens, Waterfall, Vintiadis Investments N.C.,
        Restart   Partners,  L.P.,  Restart  Partners  II,  L.P.,
        Morgens, Waterfall, Vintiadis & Co., Inc. Employees' Profit Sharing Plan, Morgens Waterfall Income Partners, Edwin H. Morgens and Bruce Waterfall. Mr. Morgens is a director of the Company. Each member of the group has disclaimed beneficial ownership of the securities owned by other members of the group.

(3) The source of the information relating to this group of shareholders is a statement filed with the Securities and Exchange Commission by such group and dated January 8, 1997. Other members of the group are Allen & Company Inc., Allen Value Partners, L.P., and Allen Value Limited. According to such statement, the number of shares beneficially owned by the group are: Allen Holdings, Inc.--2,509,660; Allen & Company Inc.--313,442; Allen Value Partners, L.P.--1,962,545; and Allen Value Limited--233,673. Philip Scaturro, a director of the Company, is Executive Vice President and a Managing Director of Allen & Company, Inc.

(4) Brookhaven Capital Management Co., Ltd., Morgens, Waterfall, Vintiadis & Company, Inc., Allen Holdings,
        Inc., and Messrs. Fleming, Jackson, and Noonan are parties to the Shareholders Agreement, which provides that they will vote their shares in favor of restoration of voting rights to the Central Shares contained in Proposal 3 of this Proxy Statement, and which contains an additional voting arrangement with respect to the election of Directors. The parties to the Shareholders Agreement have not agreed to vote or act as a group in matters other than those discussed above.

               SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth the number of shares of Common Stock beneficially owned by all directors and nominees, each of the persons named in the Summary Compensation Table and directors, nominees and executive officers as a group as of April 9, 1999. Unless indicated otherwise in a footnote, each person possesses sole voting and investment power with respect to the shares indicated as beneficially owned.

            Name of                 Number of Shares
Percent
       BENEFICIAL OWNER            BENEFICIALLY OWNED      OF
CLASS

Vincent A. Carrino                  4,603,913 (1)          _____%

John P. Delavan                       160,167 (2)            1.0%

Robert B. Fagenson                  4,603,913 (3)           _____

Ned N. Fleming, III                    47,000 (4)               *

Eric C. Jackson                       322,673 (5)            2.3%

Edwin H. Morgens                    2,882,938 (6)           21.1%

Thomas J. Noonan, Jr.                  30,610                   *

Gerald Anthony Ryan                 4,603,913 (7)            1.1%

Philip Scaturro                     2,509,660 (8)           18.4%

Roger T. Burbage                      100,500 (9)           _____

All directors,                       ________ (10)          _____
nominees and executive
officers as a group
(10 persons)
_______________

*       Less than one percent.

(1) Includes 4,520,113 shares as to which Mr. Carrino shares voting and investment power.

(2) Includes 116,167 shares that may be purchased pursuant to stock options that are exercisable.

(3) Includes 4,551,913 shares as to which Mr. Fagenson shares voting and investment power.

(4) Includes 37,500 shares held by Mr. Fleming's minor children.

(5) Includes 322,673 shares as to which Mr. Jackson shares voting and investment power.

(6) Represents shares owned of record by various entities who may be deemed affiliates of Mr. Morgens. Mr. Morgens has disclaimed beneficial ownership of such securities.

(7) Includes 4,448,913 shares as to which Mr. Ryan shares voting and investment power, and 10,000 shares which Mr.
        Ryan holds as Trustee for the Ryan Children's Trust.

(8) Represents shares owned of record by various entities who may be deemed affiliates of Mr. Scaturro.

(9) Includes 100,000 shares that may be purchased pursuant to stock options that are exercisable.

(10) Includes 216,667 shares that may be purchased pursuant to stock options.

        CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Great Basin Companies ("Great Basin"), a Salt Lake City-based truck dealership, is an affiliate of director Eric C. Jackson. In 1998, Great Basin sold approximately 206 tractors to unaffiliated leasing companies which leased the tractors to the Company's subsidiaries. As selling dealer, Great Basin was paid a commission by the lessors equal to approximately 2% of the fair market value of the tractors. The terms of the leases entered into with such leasing companies are the result of arm's-length negotiations between the Company and the lessors. The Company believes that the involvement of Great Basin as selling dealer has not resulted and will not result in lease terms that are less favorable to the Company than would otherwise be available to it. The Company also purchases maintenance parts and services from Great Basin from time to time. Total payments to Great Basin in 1998 for these services were $502,447.


         SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

        The date by which stockholder proposals must be received by the Company for inclusion in the proxy materials relating to the 2000 annual meeting of stockholders is December 22, 1999. Notice of any other stockholder proposals must be received by the Company by March 20, 2000; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders (which notice or public disclosure shall include the date of the annual meeting specified in the By-Laws of the Company, if the By-Laws have been filed with the Securities and Exchange Commission, and if the annual meeting is held on such date), notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Such proposals must comply with all of the requirements set forth in the rules and regulations of the Commission. In addition, any stockholder interested in making a proposal is referred to the advance notification requirements set forth in the Company's By-Laws. Proposals must comply with all of the requirements of Rule 14a-8 of the Securities and Exchange Commission, as well as the advance notification requirements set forth in the Company's By-Laws. A copy of the advance notification requirements may be obtained from Roger Burbage, Executive Vice President and Chief Financial Officer, Intrenet, Inc., 400 Technecenter Drive, Milford, Ohio 45150.


                  ANNUAL REPORT ON FORM 10-K

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1998 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS, BUT EXCLUDING EXHIBITS, HAS BEEN SENT ALONG WITH THIS PROXY STATEMENT AND MAY BE OBTAINED WITHOUT CHARGE UPON REQUEST TO SECRETARY, INTRENET, INC., 400 TECHNECENTER DRIVE, SUITE 200, MILFORD, OHIO 45150, (513) 576-6666.


                  INCORPORATION BY REFERENCE

        To the extent this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled "Compensation Committee Report on Executive Compensation" and "Comparative Stock Performance" shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

PROXY


  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                        INTRENET, INC.


        The undersigned hereby appoints Roger T. Burbage and John
P. Delavan, or either of them, proxies with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of common stock of Internet, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the annual meeting of shareholders of the Company to be held May 19, 1999, or at any adjournment or postponement thereof:










                   * FOLD AND DETACH HERE *

              Please mark your
              vote as in this
              example.

                                 Vote     (INSTRUCTION: To withhold authority
                  Vote         WITHHELD   to vote for any individual nominee,
                 FOR ALL       for all    strike a line through the nominee's
                nominees      nominees    name in the list below)
              listed above  listed above
              in Proposal 1 in Proposal 1 Nominees: Vincent A. Carrino, John
                                          P. Delavan, Robert B. Fagenson, Ned
1.                [  ]           [  ]     N. Fleming III, Eric C. Jackson,
                 Election of Directors    Edwin H. Morgens, Thomas J. Noonan,
                                          Jr., Gerald Anthony Ryan, Philip
                                          Scaturro

    FOR       AGAINST       ABSTAIN         1.  To elect nine directors to
                                                serve for a term of one year.
2.  [  ]       [  ]           [  ]
   Appointment of Arthur Andersen LLP       2.  To ratify the appointment of
                                                Arthur Andersen LLP as
                                                auditors of the Company for
                                                1999.

    APPROVE    DISAPPROVE   ABSTAIN         3.  To approve or disapprove the
                                                restoration of voting rights
3.  [  ]        [  ]          [  ]              to certain "control shares"
   The restoration of voting rights to          as defined by Indiana law.
        certain "control shares"
                                            4.  In their discretion, the
                                                Proxy is authorized to vote
                                                upon such other matters (none
                                                known at the time of solici-
                                                tation of this proxy) as may
                                                properly come before the
                                                annual meeting or any
                                                adjournment or postponement
                                                thereof.

                                          Dated:                  , 1999


                                          Signature


                                          Signature

                                          NOTE: Please sign as name appears
                                          hereon.  Joint owners should each
                                          sign.  When signing as attorney,
                                          executor, administrator, trustee
                                          or guardian, please give full
                                          title as such.

                   * FOLD AND DETACH HERE *





         ANNUAL MEETING

               OF

   INTRENET, INC. SHAREHOLDERS


          WEDNESDAY, MAY 19, 1999
                 9:30 A.M.
         THE CHASE MANHATTAN BANK
              270 PARK AVENUE
      11TH FLOOR - CONFERENCE ROOM G
           NEW YORK, N.Y.  10017

                 SCHEDULE 14A INFORMATION
     PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE  SECURITIES
EXCHANGE ACT OF 1934
                    (AMENDMENT NO. ___)

Filed by the Registrant  [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting  Material  Pursuant  to <section>240.14a-11(c)  or
    <section>240.14a-12


                            INTRENET, INC.
           (Name of Registrant as Specified In Its Charter)


  (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee  computed  on  table below per Exchange  Act  Rules  14a-
    6(i)(1) and 0-11.

        1) Title of each class of securities to which transaction applies:


        2) Aggregate number of securities to which transaction applies:


        3) Per   unit   price  or  other  underlying   value   of
           transaction computed  pursuant to Exchange Act Rule 0-
           11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


        4) Proposed maximum aggregate value of transaction:


        5) Total fee paid:


[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:


        2) Form, Schedule or Registration Statement No.:


        3) Filing Party:


        4) Date Filed: